GENERAL INFORMATION
I. ELECTION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SHAREHOLDER PROPOSALS
COMPUWARE CORPORATION
COMPUWARE CORPORATION

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement	[ ] Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

Compuware Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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COMPUWARE CORPORATION

Corporate Headquarters
31440 NORTHWESTERN HIGHWAY, FARMINGTON HILLS, MICHIGAN 48334-2564
(248) 737-7300
[COMPUWARE LOGO]

July 19, 2000

Dear Compuware Shareholder:

      You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Compuware Corporation to be held at 3:00 p.m., Eastern Daylight Time on Tuesday, August 22, 2000. The meeting will be held at Compuware’s corporate offices, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564.

      The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You may wish to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

      If your shares are currently held in the name of your broker, bank or other nominee and you wish to attend the meeting, you should obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of stock as of the July 3, 2000 record date. This will help facilitate registration at the meeting.

      Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your proxy card as soon as possible. This will ensure representation of your shares in the event you are unable to attend the meeting. You may, of course, revoke your proxy and vote in person at the meeting if you so desire.

Sincerely,

/s/ PETER KARMANOS, JR.
Peter Karmanos, Jr.
Chairman & Chief Executive Officer

COMPUWARE CORPORATION

31440 Northwestern Highway
Farmington Hills, Michigan 48334-2564

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 22, 2000

To the Shareholders:

      Please take notice that the Annual Meeting of Shareholders of Compuware Corporation (the “Company”) will be held at the Company’s corporate offices at 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564 on Tuesday, August 22, 2000 at 3:00 p.m., Eastern Daylight Time, to consider and act upon the following matters:

(1)	The election of eleven directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

(2)	Such other business as may properly come before the meeting.

      Only shareholders of record at the close of business on July 3, 2000 will be entitled to vote at the meeting.

      Your attention is called to the attached Proxy Statement and the accompanying proxy card. You are requested to sign and return the proxy card in the enclosed envelope. If you attend the meeting, you may withdraw your proxy and vote your shares.

      A copy of the Annual Report of the Company for the fiscal year ended March 31, 2000 accompanies this notice.

By Order of the Board of Directors,

/s/ THOMAS COSTELLO, JR.
Thomas Costello, Jr., Secretary

Farmington Hills, Michigan

July 19, 2000

PROXY STATEMENT

FOR
ANNUAL MEETING OF SHAREHOLDERS
OF
COMPUWARE CORPORATION

INTRODUCTION

      This Proxy Statement, the 2000 Annual Report to Shareholders and the accompanying proxy card are first being mailed on or about July 19, 2000, to shareholders of record on July 3, 2000 of Compuware Corporation (“Compuware” or the “Company”) in connection with the solicitation by the Company’s Board of Directors of proxies from holders of Compuware Common Stock, $.01 par value per share (“Common Stock”), for use at the 2000 Annual Meeting of Shareholders to be held at 3:00 p.m., Eastern Daylight Time, on August 22, 2000, at Compuware Corporation, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564, and at any adjournment or adjournments thereof. Farmington Hills is a suburb of Detroit.

      We urge you to sign, date and mail your proxy card promptly to make certain that your shares will be voted at the meeting.

      A proxy given pursuant to this solicitation may be revoked at any time before it is voted by filing with the Secretary of Compuware a written notice of revocation bearing a date later than the proxy, by duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Compuware, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself operate to revoke a proxy. Any written notice of revocation should be sent to: Secretary, Compuware Corporation, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564.

      The principal executive offices of Compuware are located at 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564, and the telephone number is (248) 737-7300. All references herein to fiscal 2000 mean the 12 months ended March 31, 2000.

GENERAL INFORMATION

      The expense of soliciting proxies, including the cost of preparing, printing and mailing the Notice of the 2000 Annual Meeting of Shareholders, the Proxy Statement, the Annual Report and the accompanying proxy card, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or facsimile, by directors, officers and regular employees of the Company, without special compensation therefor. The Company has also retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586 to assist in the solicitation of proxies, for an approximate cost of $6,000, plus reasonable expenses. Brokers and other persons holding stock in their names, or in the names of nominees, will be requested to forward proxy material to the beneficial owners of the stock and to obtain proxies, and the Company will defray reasonable expenses incurred in forwarding such material.

      Holders of shares of Common Stock of record at the close of business on July 3, 2000 are entitled to notice of, and to vote at the 2000 Annual Meeting of Shareholders. There were outstanding on July 3, 2000, 363,149,168 shares of Common Stock, the only class of stock outstanding. Each share is entitled to one vote.

      All proxies signed and returned to the Company will be voted, if not otherwise specified thereon, for approval of the directors described herein.

      Management of the Company knows of no other matters to come before the 2000 Annual Meeting. If any other matters requiring a shareholder vote properly come before the meeting, the persons appointed as proxies on the enclosed proxy card will vote with respect to such matters in accordance with their best judgment.

Meetings of the Board of Directors and Committees

     Board of Directors

      The Board of Directors is responsible for the overall affairs of the Company. The Board of Directors held five meetings this past year. Each of the directors attended at least 75% of the meetings of the Board of Directors and the Committees to which he or she belongs.

     Audit Committee

      The Audit Committee consists of three directors, Messrs. Halling and Weicker, and Ms. Didier, none of whom has ever been an employee of the Company. The Audit Committee met five times during this past year. The Audit Committee has the responsibility to review, with the Company’s independent auditors, the Company’s financial statements, the scope and findings of the auditor’s examinations and the internal accounting controls and practices of the Company.

     Compensation Committee

      The Compensation Committee consists of three independent directors, Messrs. Grabe, Halling and Weicker. The Compensation Committee administers the Company’s executive compensation and stock option programs. The Compensation Committee met twice during the year and held discussions in lieu of additional meetings. The Committee makes recommendations to the Board of Directors on organization, succession and compensation, including stock option programs and benefit plans, individual salary rates, supplemental compensation and management special awards, the election of officers, consultantships and similar matters where Board approval is required.

Security Ownership of Management

      The following table shows, as of July 3, 2000, the beneficial ownership of Compuware Common Stock by each current director, by each named executive officer, by all directors and executive officers as a group and by holders of 5% or more.

	Beneficial		Percent
Name	Ownership(1)		of Class

Henry A. Jallos	903,044	(2)	*

Peter Karmanos, Jr.	18,443,073	(3)	5.1

Joseph A. Nathan	2,531,295	(4)	*

Eliot R. Stark	683,568	(5)	*

W. James Prowse	1,738,597	(6)	*

Elizabeth A. Chappell	78,649	(7)	*

Denise A. Knobblock	300,941	(8)

Elaine K. Didier	65,625	(9)	*

Bernard M. Goldsmith	371,208	(10)	*

William O. Grabe	254,125	(11)	*

William R. Halling	178,750	(12)	*

G. Scott Romney	248,997	(13)	*

Thomas Thewes	11,488,802	(14)	3.2

Lowell Weicker, Jr.	84,470	(15)	*

By each executive officer and all Directors as a group (15 persons)	37,531,063		10.2

MFS Investment Management (as of June 15, 2000)	25,500,000	(16)	7.0

*	Less than one percent

(1)	Except as otherwise noted, each beneficial owner identified in this table has sole investment power with respect to the shares shown in the table to be owned by the person or entity.

(2)	Includes (i) 5,564 shares owned directly by Mr. Jallos; (ii) 33,230 shares held for Mr. Jallos through the Company’s ESOP; and (iii) 864,250 option shares which are fully vested.

(3)	Includes (i) 6,336 shares owned directly by Mr. Karmanos; (ii) 4,366,226 shares held by Mr. Karmanos’s trusts; (iii) 5,808,978 shares held by Mr. Karmanos’s Partnerships; (iv) 6,421,000 shares held by Mr. Karmanos’s Stock LLC; (v) 377,600 shares held for Mr. Karmanos through the Company’s ESOP; and (vi) 1,462,933 option shares which are fully vested.

(4)	Includes (i) 848,073 shares owned directly by Mr. Nathan; (ii) 183,054 shares held for Mr. Nathan through the Company’s ESOP; and (iii) 1,500,168 option shares which are fully vested.

(5)	Includes (i) 5,488 shares owned directly by Mr. Stark; and (ii) 678,080 option shares which are fully vested.

(6)	Includes (i) 1,235,978 shares held by Mr. Prowse’s trust; (ii) 272,240 shares held for Mr. Prowse through the Company’s ESOP; and (iii) 230,379 option shares which are fully vested.

(7)	Includes (i) 22,302 shares held directly by Ms. Chappell; (ii) 24 shares held by Ms. Chappell’s child; (iii) 55,823 option shares which are fully vested; and (iv) 500 option shares which will vest within 60 days.

(8)	Includes (i) 4,521 shares held directly by Ms. Knobblock; (ii) 23,402 shares held for Ms. Knobblock through the Company’s ESOP; and (iii) 273,018 option shares which are fully vested.

(9)	Includes (i) 3,600 shares held directly by Ms. Didier; (ii) 61,525 option shares which are fully vested; and (iii) 500 option shares which will vest within 60 days.

(10)	Includes (i) 204,893 shares owned directly by Mr. Goldsmith; (ii) 165,815 option shares which are fully vested; and (iii) 500 option shares which will vest within 60 days.

(11)	Includes (i) 175,437 shares owned directly by Mr. Grabe; (ii) 77,938 option shares which are fully vested; and (iii) 750 option shares which will vest within 60 days.

(12)	Includes (i) 9,502 shares held directly by Mr. Halling; (ii) 128,498 option shares which are fully vested; and (iii) 40,750 option shares which will vest within 60 days.

(13)	Includes (i) 92,443 shares owned directly by Mr. Romney; (ii) 3,000 shares owned by Mr. Romney’s wife; (iii) 153,054 option shares which are fully vested; and (iv) 500 option shares which will vest within 60 days.

(14)	Includes (i) 3,349,269 shares held by Mr. Thewes’s trusts; (ii) non-controlling minority interest in 989,000 shares held by The Thewes Family Limited Partnership; (iii) non-controlling minority interest in 1,480,000 shares held by The TT BT GST Limited Partnership; (iv) controlling majority interest in 5,350,900 shares held by TT Sports, LLC; (v) 236,272 shares held for Mr. Thewes through an IRRA; (vi) 82,861 option shares which are fully vested; and (vii) 500 option shares which will vest within 60 days.

(15)	Includes 6,683 shares held directly by Mr. Weicker; (ii) 2,000 shares held by Mr. Weicker’s wife; (iii) 35,037 option shares which are fully vested; and (iv) 40,750 option shares which will vest within 60 days.

(16)	Shares listed as of June 15, 2000. The address for MFS Investment Management is 500 Boylston Street, 25th Floor, Boston, Massachusetts 02116.

I. ELECTION OF DIRECTORS

Nominees

      Eleven directors, constituting the entire Board of Directors, are proposed to be elected to hold office until the 2001 Annual Meeting and until their successors are elected and qualified.

      All nominees for election have indicated their willingness to serve, but if any of them should decline or be unable to serve as a director, it is intended that the enclosed proxy will be voted for the election of such person or persons as are nominated as replacements by the Board of Directors in accordance with the Bylaws of the Company.

      A brief summary of each nominee’s principal occupation and other information follows:

      Peter Karmanos, Jr.

      Mr. Karmanos, age 57, a founder of the Company, has served as a director of the Company since its inception, as Chairman of the Board since November 1978 and as Chief Executive Officer since July 1987. From January 1992 until October 1994, Mr. Karmanos served as President of the Company.

      Joseph A. Nathan

      Mr. Nathan, age 47, has served as a director of the Company since September 1990 and as President and Chief Operating Officer since October 1994. From December 1990 to October 1994, Mr. Nathan served as Senior Vice President and Chief Operating Officer, Products Division.

      Elizabeth A. Chappell

      Ms. Chappell, age 42, has served as a director of the Company since October 1997. Effective January 2000, Ms. Chappell joined the Company as Executive Vice President, Corporate Communications and Investor Relations. From September 1994 through December 1999 Ms. Chappell served as the Chief Executive Officer of The Chappell Group, Inc., a consulting firm. From September 1979 to September 1994, Ms. Chappell served as a Vice President with AT&T Corp. Ms. Chappell is also a director of Handleman Company.

      Elaine K. Didier

      Ms. Didier, age 52, has served as a director of the Company since October 1997. Ms. Didier has been the Dean of the University Library and Professor at Oakland University since August 1999. Ms. Didier served as the Interim Director of Academic Outreach at the University of Michigan until March 1999. Prior to her assignment as Interim Director, Ms. Didier held other positions with the University of Michigan, including Director of Information Resources.

      Bernard M. Goldsmith

      Mr. Goldsmith, age 56, has served as a director of the Company since July 1992. Mr. Goldsmith has been the Managing Director of Updata Capital, Inc., an investment banking firm, since 1986. Mr. Goldsmith is also a director of Dendrite International, Astea International, Inc. and Symix, Inc.

      William O. Grabe

      Mr. Grabe, age 62, has served as a director of the Company since April 1992. Mr. Grabe is a Managing Member of General Atlantic Partners, LLC and has been affiliated with General Atlantic Partners, LLC or its predecessor since April 1992. From 1984 until March 1992, Mr. Grabe was an IBM Vice President. Mr. Grabe is also a director of Baan Company NV, Exact Holding N.V., Gartner Group, Inc., LHS Group, Inc., Meta4 N.V., TDS GmbH, FirePond, Inc., and Staples.com Advisory Board, along with a number of privately held companies in which General Atlantic Partners, LLC is an investor.

      William R. Halling

      Mr. Halling, age 61, has served as a director of the Company since October 1996. Mr. Halling is the President of The Economic Club of Detroit. Mr. Halling was with KPMG Peat Marwick from 1961 through

1993, where he served as a Managing Partner and member of the Board of Directors. Mr. Halling is also a director of Detroit Legal News.

      W. James Prowse

      Mr. Prowse, age 57, has served as a director of the Company since December 1986 and as Executive Vice President from February 1998 through March 31, 1999. From January 1992 through January 1998, Mr. Prowse served as Senior Vice President.

      G. Scott Romney

      Mr. Romney, age 59, has served as a director of the Company since January 1996. Mr. Romney has been a partner at Honigman Miller Schwartz and Cohn, a law firm, since 1977. The law firm serves as counsel to the Company.

      Thomas Thewes

      Mr. Thewes, age 68, a founder of the Company, has served as a director of the Company since its inception, and has served as Vice Chairman of the Board since March 1988. Mr. Thewes served as Treasurer from May 1988 until May 1995. Mr. Thewes served as Senior Vice President from March 1988 until March 1995 and as Secretary from April 1973 until May 1995.

      Lowell P. Weicker, Jr.

      Mr. Weicker, age 69, has served as a director of the Company since October 1996. Mr. Weicker is presently Chairman, Pew Foundation Environmental Health Commission, and currently serves on the Board of Directors of HPSC, Inc. UST Corporation, Phoenix Duff & Phelps Mutual Funds, and WWFE. From 1990 through 1994, Mr. Weicker served as the Governor of Connecticut, and from 1970 through 1988, as a U.S. Senator from Connecticut.

      The Board of Directors recommends a vote FOR these nominees.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     Summary Compensation Table

      The following table sets forth information for each of the fiscal years ended March 31, 2000, 1999 and 1998 concerning the compensation of Compuware’s Chief Executive Officer and of each of Compuware’s other five most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.

Summary Compensation Table

				Long Term
				Compensation
		Annual Compensation
	Fiscal			Securities Underlying
Name and Principal Positions	Year	Salary	Bonus	Option Awards

Peter Karmanos, Jr.(2)	2000	$700,000	$234,500	0
Chairman of the Board and	1999	600,000	1,600,000	1,261,058
Chief Executive Officer	1998	600,000	1,600,000	1,280,000

Joseph A. Nathan	2000	600,000	201,000	699,378 (1)
President and Chief	1999	500,000	1,333,335	650,379
Operating Officer	1998	500,000	1,333,333	1,066,666

Henry A. Jallos	2000	400,000	134,000	0
Executive Vice President	1999	350,000	933,335	373,335
Products Division	1998	330,000	880,000	704,000

Eliot R. Stark	2000	300,000	100,500	0
Executive Vice President	1999	300,000	800,000	320,000
Finance	1998	250,000	333,333	266,666

Denise A. Knobblock	2000	300,000	50,250	0
Executive Vice President	1999	275,000	366,670	146,670
Human Resources and Administration	1998	225,000	150,000	120,000

Phyllis Recca(3)	2000	300,000	163,500	73,953 (1)
Executive Vice President	1999	209,000	229,338	142,764
Professional Services	1998	190,000	64,250	16,000

(1)	All option shares were granted pursuant to the Company’s Replacement Stock Option Program and were not a part of the Company’s compensation program for executive officers.

(2)	In fiscal 2000, 1999 and 1998, Compuware paid premiums of approximately $185,000 in each year in connection with a split dollar life insurance arrangement maintained on the life of Mr. Karmanos. In connection with that arrangement, the insurance premiums paid with respect to term life insurance and a portion of the whole life insurance were paid by Mr. Karmanos’s children or trusts for their benefit. The premiums paid by Compuware will be repaid to it upon the earliest to occur of Mr. Karmanos’s death or retirement, the cancellation of the policies or the transfer of the policies to Mr. Karmanos’s children or trusts for their benefit. It is currently anticipated that such premiums will be repaid to Compuware in approximately three years, when the policies, if still outstanding, will be transferred to Mr. Karmanos’s children or trusts for their benefit. At that time, the cash surrender value of the policies is expected to be equal to the aggregate premiums to be repaid to Compuware.

(3)	Ms. Recca is no longer employed by the Company.

     Option Grants in Last Fiscal Year

      The following table sets forth information concerning the number of options granted, exercise price and potential realized value at assumed annual rates of stock price appreciation for the option term for grants to each of the executive officers named in the Summary Compensation Table for the year ended March 31, 2000. The executive officers named in the Summary Compensation Table were not granted option shares for the year ended March 31, 2000.

	Individual Grants				Potential Realized Value
					at Assumed Annual Rates
		Percentage of			of Stock Price
		Total Options			Appreciation
		Granted to			for Option Term
	Options	Employees in	Exercise	Expiration
Name	Granted(1)	Fiscal 2000	Price	Date	5%($)	10%($)

Peter Karmanos, Jr.	0

Joseph A. Nathan	107,827	2.64%	$23.313	10/25/2005	$814,801	$1,838,276
	111,096	2.72%	21.000	10/25/2005	871,610	2,006,718
	158,063	3.88%	21.000	11/02/2002	651,292	1,393,230
	271,391	6.66%	19.000	11/02/2002	986,884	2,107,131
	51,001	1.25%	19.000	10/07/2002	180,785	385,233

Henry A. Jallos	0

Eliot R. Stark	0

Denise A. Knobblock	0

Phyllis Recca	17,093	0.42%	24.563	10/07/2002	60,392	126,268
	56,860	1.39%	24.563	10/25/2005	452,704	1,021,348

(1)	All option shares granted were granted pursuant to the Company’s Replacement Stock Option Program and were not a part of the Company’s compensation program for executive officers.

     Aggregated Option Exercises and Fiscal 2000 Option Value Table

      The following table sets forth information concerning the number of options exercised, value realized (market price less the exercise price) and the value of unexercised in-the-money stock options held by each of the executive officers named in the Summary Compensation Table above as of March 31, 2000:

Aggregated Option Exercises in Fiscal 2000

and Option Values at March 31, 2000

				Value of Unexercised
			Number of Unexercised	In-the-Money
			Options at	Options at
			March 31, 2000(#)	March 31, 2000($)
	Shares
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized	Unexercisable	Unexercisable(1)

Peter Karmanos, Jr.	0	$0	1,725,058	$14,797,197
			3,024,000	16,876,877

Joseph A. Nathan	1,499,500	28,778,010	1,667,622	12,028,475
			2,651,201	16,647,330

Henry A. Jallos	400,500	11,133,143	864,250	12,574,696
			1,835,735	11,849,470

Eliot R. Stark	140,000	4,061,250	670,080	10,772,483
			916,746	5,886,073

Denise A. Knobblock	115,000	3,143,281	267,400	4,348,782
			489,070	4,001,324

Phyllis Recca	157,400	3,466,012	171,577	1,277,307
			201,460	1,221,825

(1)	Represents the amount by which the market price of the Company’s common stock exceeded the exercise price of the outstanding options on March 31, 2000. Market price is based on the closing price on The Nasdaq Stock Market, Inc. on that date of $21.0625.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors has issued the following report on executive compensation:

      Objectives and Policies

      The Compensation Committee works with senior management of the Company to develop and implement compensation policies, plans and programs designed to provide strong incentives for the achievement of corporate and individual performance goals. The Compensation Committee seeks to:

•	provide rewards which are closely linked to Company and individual performance;

•	align the interests of the Company’s employees with those of its shareholders through potential stock ownership; and

•	ensure that compensation and benefits are at levels which enable the Company to attract and retain the high quality employees it needs.

      Consistent with these objectives and in keeping with the long-term focus required for the Company’s business, it is the policy of the Compensation Committee to make a high proportion of executive officer compensation and awards under stock ownership programs dependent on long-term performance and enhancing shareholder value.

      The Company employs a formal system for developing measures of and evaluating executive officer performance. Executive officer base salary and individual bonus awards are determined with reference to Company-wide, divisional and individual performance for the previous fiscal year, based on a wide range of quantitative and qualitative measures which permit comparisons with competitors’ performance and internal targets set before the start of each fiscal year. Quantitative measures include earnings and revenue growth. In addition to Company-wide measures of performance, the Company considers subjective performance factors particular to each executive officer, such as individual managerial accomplishments and the performance of the division or divisions for which such officer had management responsibility.

      Within the total number of shares authorized by shareholders, the Compensation Committee aims to provide stock option awards broadly and deeply throughout the organization. Individual executive officer stock option awards are based on level of position, individual contribution and the Company’s stock ownership objectives for executives. The Company’s long-term performance ultimately determines compensation from stock options, since stock option value is entirely dependent on the long-term growth of the Company’s stock price.

     Current Executive Compensation

      Messrs. Karmanos and Nathan executed employment agreements that expired on March 31, 2000. Executive base salary for each of the executive officers for fiscal 2001 is as follows: Mr. Karmanos—$700,000, Mr. Nathan—$600,000, Mr. Jallos—$500,000, Mr. Stark—$300,000 and Ms. Knobblock—$330,000. The executive officers are eligible to receive an annual bonus if performance targets for the Company as a whole are achieved.

      Executive officers were granted option shares in April 1998 and April 1999. Fifty percent of the option shares will vest under the terms of the plan on the third anniversary date of the grant; twenty-five percent of the option shares will vest under the terms of the plan on the fourth and fifth anniversary dates of the grant. Executive officers were not granted option shares as a part of the Company’s compensation program for executive officers in fiscal 2000.

COMPENSATION COMMITTEE

William O. Grabe
William R. Halling
Lowell P. Weicker, Jr.

PERFORMANCE GRAPH

      The following line graph compares (i) the cumulative total shareholder return on the Company’s Common Stock, with (ii) the Total Return Index for The Nasdaq Stock Market, Inc., and with (iii) the Total Return Index for Nasdaq Computer and Data Processing Services Stocks for the periods ended March 31, 1996, March 31, 1997, March 31, 1998, March 31, 1999 and March 31, 2000 using $100 invested in Compuware Common Stock and each of the two Nasdaq indexes.

      The graph displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph does not necessarily reflect the Company’s forecast of future financial performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

Period Ending March 31, 2000

[LINE GRAPH]

	3/31/95	3/31/96	3/31/97	3/31/98	3/31/99	3/31/00

Compuware	$100	$62.16	$169.60	$533.79	$516.22	$455.39
Nasdaq Industry Index	$100	$141.63	$109.43	$174.84	$162.95	$178.94
Nasdaq Stock Market Index	$100	$135.80	$150.95	$228.88	$309.19	$574.04

     Compensation of Directors

      Under the Non-Employee Director Stock Option Plan for fiscal 2000, a person who became a director of the Company who was not on the date such person became a director and had not been for at least one year prior to the date on which such person became a director, an officer of the Company (“Eligible Director”) was eligible to receive a one-time grant of options to purchase 20,000 shares of Common Stock. On April 1, 2000, each Eligible Director received an option to purchase 20,000 shares of Common Stock. On May 15, 2000, each Eligible Director was eligible to receive (a) an option to purchase 10,000 shares of Common Stock, if the Company had achieved earnings per share which equaled or exceeded the executive bonus plan for fiscal 2000, and (b) an option to purchase an additional 10,000 shares of Common Stock, if the Company had achieved earnings per share which equaled or exceeded the maximum target established by the Company for purposes of the Company’s executive bonus plan for fiscal 2000. Further, each non-employee director received options to purchase 2,000 option shares for each Board of Directors meeting attended in person, 1,000 option shares for each Board of Directors Committee meeting attended in person, 500 option shares for each Board of Directors meeting attended by telephone, and 250 option shares for each Board of Directors Committee meeting attended by telephone. All option shares become exercisable over a four-year period. Except for the grant of option shares, members of the Board receive no other payment other than the reimbursement for out-of-pocket expenses incurred in connection with attendance at Board of Director and Committee meetings in fiscal 2000.

     Compensation Committee Interlocks and Insider Participation

      As of March 31, 2000, Messrs. Grabe, Halling and Weicker served as members of the Company’s Compensation Committee. As of March 31, 1999 and March 31, 1998, Messrs. Goldsmith, Halling and Weicker served as members of the Company’s Compensation Committee. Mr. Goldsmith resigned from the Compensation Committee effective April 1, 1999. Mr. Karmanos resigned from the Compensation Committee effective June 11, 1997. As of March 31, 1997, Messrs. Karmanos, Goldsmith, Halling and Weicker served as members of the Company’s Compensation Committee. Messrs. Goldsmith, Grabe, Halling and Weicker have never been officers or employees of the Company or any of its subsidiaries.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations, for fiscal year 2000, a Form 4 was not filed in a timely manner for Mr. Thewes, a director. Other than the form referenced, during the fiscal year ended March 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

     Related Party Transactions

      George Karmanos, the brother of Peter Karmanos, Jr., owns Karmanos Printing and Graphics, which provides certain printing services to the Company, including the printing of Company brochures, stationery, envelopes, business cards, invoices and other office supplies. For fiscal 2000 the Company paid $1,429,633 to such company for printing costs. The Company believes that such printing services were provided to the Company on terms that were no less favorable to the Company than could have been obtained from unaffiliated third parties.

      Peter Karmanos, Jr. owns all of the outstanding common stock of Compuware Sports Corporation (“CSC”), which operates an amateur hockey program in southeastern Michigan. One of CSC’s teams, the

Plymouth Whalers, plays in the Ontario Hockey League and supplies players to the National Hockey League. The other team, the Compuware Junior Ambassadors, plays in the North American Junior Hockey League, which primarily supplies players to leading college hockey programs. On September 8, 1992, Compuware entered into a one year Promotion Agreement with CSC to promote and sponsor Compuware’s business (“Promotion Agreement”). The Promotion Agreement automatically renews for successive one year terms, unless terminated with 60 days prior notice by either party.

      The CSC teams play their home games at the Compuware Arena in Plymouth, Michigan. The Compuware Arena is owned and managed by entities controlled by interests of Peter Karmanos, Jr. On December 1, 1996 Compuware entered into an Advertising Agreement with the Arena to promote and sponsor Compuware’s business, including but not limited to the right for the Arena to be named “Compuware Arena” and the placement of fixed advertising in and about the Arena. The Advertising Agreement will terminate by its terms on November 30, 2016. Pursuant to the Promotion and Advertising Agreements, the Company paid an aggregate of $1,090,000 in fiscal 2000.

      As part of its worldwide marketing efforts, Compuware purchases advertising in a number of major and minor league sports venues, including the Entertainment and Sports Arena (the “ESA”) in Raleigh, North Carolina. The Carolina Hurricanes, a member franchise of the National Hockey League and which is owned by Gale Force Holdings, L.P., a limited partnership controlled by interests of Peter Karmanos, Jr., utilizes the ESA as its home arena. In fiscal 2000, the Company paid an aggregate of $125,000 in advertising license fees to the ESA.

      The Company, pursuant to two Promissory Notes dated April 8, 1999 and November 9, 1999, provided seven loans in the total amount of $17,000,000 to Peter Karmanos, Jr., Chief Executive Officer and Chairman of the Board. The loans were subject to annual interest at the Applicable Federal Rate in effect at the time the loan was made (4.87% — 6.855%). None of the loans was outstanding for more than 90 days. As of the date of this Proxy Statement, all loans to Mr. Karmanos have been repaid.

      The Company, pursuant to a Promissory Note dated March 18, 1999, provided a secured loan in the amount of $1,384,685 to Eliot Stark, Executive Vice President. As provided in the Promissory Note, the loan was payable in full on or before March 17, 2000, was subject to the annual accrual of interest at the Applicable Federal Rate (4.6%), compounded monthly, and would become immediately due and payable should Mr. Stark’s employment terminate with the Company for any reason prior to the loan being paid in full. Mr. Stark repaid the loan on November 28, 1999.

      G. Scott Romney, a director of the Company, is a partner in the law firm of Honigman Miller Schwartz & Cohn (“Honigman”). Honigman was engaged by the Company to perform legal services in fiscal 2000, and it is anticipated that Honigman will continue to be so engaged in fiscal 2001.

     Relationship with Independent Public Accountant

      Deloitte & Touche LLP is the independent public accountant for the Company and its subsidiaries and has reported on the Company’s consolidated financial statements for the fiscal year ended March 31, 2000. The Company’s independent public accountant is appointed by the Board of Directors after receiving recommendations from the Audit Committee. Deloitte & Touche LLP has been reappointed for fiscal year 2001. Representatives from Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders.

SHAREHOLDER PROPOSALS

      Shareholders may submit proposals to be considered for shareholder action at the 2001 Annual Meeting if they do so in accordance with the appropriate regulations of the Securities and Exchange Commission. Any such proposals must be submitted to the Company’s Secretary no later than March 23, 2001.

CPUCM-PS-00

COMPUWARE CORPORATION

The undersigned hereby appoints as Proxies, Thomas Costello, Jr. or Laura Fournier, with Power of Substitution, to vote the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Compuware Corporation, to be held on August 22, 2000 and at any adjournment(s) thereof.

The Proxy will vote your shares in accordance with your directions on this card. If you do not indicate your choice on this card, the Proxy will vote your shares FOR the proposal.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

____________________________	____________________________

____________________________	____________________________

____________________________	____________________________

[X]   AS IN THIS EXAMPLE

Management recommends a vote FOR the election of directors.

COMPUWARE CORPORATION

1. Election of Directors.	For All	With-	For All
	Nominees	hold	Except
	[ ]	[ ]	[ ]

Elizabeth A. Chappell

Elaine K. Didier

Bernard M. Goldsmith

William O. Grabe

William R. Halling

CONTROL NUMBER:	Peter Karmanos, Jr.

RECORD DATE SHARES:	Joseph A. Nathan

W. James Prowse

G. Scott Romney

Thomas Thewes

Lowell P. Weicker, Jr.

NOTE: If you do not wish your shares voted FOR a particular nominee, mark the For All Except box and strike a line through the nominee’s name. Your shares will be voted for the remaining nominees.

Please be sure to sign and date this proxy card.		Date

			Mark box at right if address change or comments have been noted on the reverse side of this card.	[ ]

Shareholder sign here	Co-owner sign here

DETACH CARD	DETACH CARD

COMPUWARE CORPORATION

Dear Shareholder,

The enclosed proxy card relates to the 2000 Annual Meeting of Shareholders of Compuware Corporation. Also enclosed are Compuware Corporation’s Notice of Meeting, Proxy Statement and 2000 Annual Report.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy card in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on August 22, 2000.

Thank you in advance for your prompt consideration of this matter.

Sincerely,

Compuware Corporation